UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-194485	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Pilgrim Bancshares, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Pilgrim Bank (the “Bank”), has determined that, based upon preliminary results, the subscription offering that closed on September 11, 2014 was oversubscribed in the first category of the subscription offering by eligible account holders as of December 31, 2012. The Company received orders in excess of the adjusted maximum of the offering range (2,182,125 shares) and no further orders will be accepted. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. The Company is currently processing the orders and will provide allocation information as soon as it is available, which is expected to be on or about October 1, 2014. Subject to the receipt of final regulatory approvals, the Company expects to close the conversion and stock offering during the week of October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.

DATE: September 18, 2014	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer